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                                                                  EXHIBIT 23.1

                   Consent of Independent Public Accountants


     As independent public accountants, we consent to the incorporation by reference in this registration statement of our report dated March 20, 1997 included in Edac Technologies Corporation's Form 10-K for the year ended December 31, 1996 and our report dated March 20, 1997 (except with respect to the matter discussed in Note C, as to which the date is March 27, 1997) incorporated by reference in Edac Technologies Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                        /s/  ARTHUR ANDERSEN LLP
                                        ------------------------------
                                        ARTHUR ANDERSEN LLP

Hartford, Connecticut
April 7, 1997